Exhibit 99.1

VP ACQUISITIONS HOLDINGS, INC.

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

December 31, 2010 and 2009

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

VP Acquisition Holdings, Inc.

Fort Collins, Colorado

We have audited the accompanying balance sheets of VP Acquisition Holdings, Inc. as of December 31, 2010 and 2009, and the related statements of operations and changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VP Acquisition Holdings, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Sample & Bailey, CPAs, P.C.

November 2, 2011

Fort Collins, Colorado

VP ACQUISITION HOLDINGS, INC.

BALANCE SHEETS

December 31, 2010 and 2009

ASSETS
	2010	2009
Current assets:
Cash	$3,880,175	$2,370,703
Accounts receivable	2,168,300	2,321,827
Inventories	2,345,342	2,258,097
Prepaid expenses	314,609	241,842

Total current assets	8,708,426	7,192,469

Property and equipment, net of accumulated depreciation	5,618,239	5,748,847
Deferred tax asset	1,333,675	2,413,676
Intangible assets	27,566,690	32,492,385
Goodwill	25,793,248	25,793,248

Total assets	$69,020,278	$73,640,625

LIABILITIES
Current liabilities:
Accounts payable	$377,167	$439,779
Accrued payroll	1,262,651	244,313
Other accrued liabilities	394,844	367,954
Long-term debt, current portion	119,000	3,390,881

Total current liabilities	2,153,662	4,442,927

Long-term debt, net of current portion	29,935,014	29,537,808

Total liabilities	32,088,676	33,980,735

SHAREHOLDERS’ EQUITY
Common stock, par value $.001 per share; authorized 1,000,000 shares; issued 36,040 shares	45,050,000	45,050,000
Additional paid in capital	250,000	250,000
Additional paid in capital — stock option plan	909,012	738,748
(Accumulated deficit)	(9,277,410)	(6,378,858)

Total shareholders’ equity	36,931,602	39,659,890

Total liabilities and shareholders’ equity	$69,020,278	$73,640,625

See accompanying notes to financial statements

VP ACQUISITION HOLDINGS, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN SHAREHOLDERS’ EQUITY

For the years ended December 31, 2010 and 2009

	2010	2009
Sales	$26,391,498	$22,533,712

Cost of goods sold	6,597,630	5,924,244

Gross profit	19,793,868	16,609,468

General and administrative expenses	7,558,738	6,761,308
Amortization of intangible assets	5,496,231	5,451,360

Income from operations	6,738,899	4,396,800

Other expense (income):
Interest expense	3,575,795	3,699,873
(Gain) loss on disposal of assets	(8,247)	18,672
Other income	(10,097)	—

Total other expense	3,557,451	3,718,545

Net income before income taxes	3,181,448	678,255

Income tax expense	1,080,000	260,000

Net income	2,101,448	418,255

Shareholders’ equity at beginning of year	39,659,890	39,260,255

Compensation cost — stock option plan	170,264	475,117
Purchase of stock options — former employees	—	(493,737)

Net change related to stock options	170,264	(18,620)

Dividends	(5,000,000)	—

Shareholders’ equity at end of year	$36,931,602	$39,659,890

See accompanying notes to financial statements

VP ACQUISITION HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

For the years ended

December 31, 2010 and 2009

VP ACQUISITION HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net income	$2,101,448	$418,255

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,866,780	6,718,226
(Gain) loss on disposal of assets	(8,247)	18,672
Compensation cost — stock option plan	170,264	475,117
Provision for deferred income tax expense	1,080,000	253,724

Changes in operating assets and liabilities:
Accounts receivable	153,527	(70,586)
Inventories	(87,245)	117,561
Prepaid expenses	(72,767)	(6,148)
Accounts payable	(62,612)	(16,090)
Accrued payroll	1,018,338	(656,410)
Other accrued liabilities	26,890	(31,558)
Accrual of payment in-kind interest	516,205	502,736

Total adjustments	9,601,133	7,305,244

Net cash provided by operating activities	11,702,581	7,723,499

Cash flows from investing activities:
Payments for the purchase of property	(1,610,540)	(1,015,412)
Payments for the purchase of intangibles and inventory	(205,689)	(266,156)
Proceeds from the sale of property	14,000	275

Net cash (used) by investing activities	(1,802,229)	(1,281,293)

See accompanying notes to financial statements

VP ACQUISITION HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2010 and 2009

continued

	2010	2009
Cash flows from financing activities:
Principal payments on long-term debt	$(3,390,880)	$(5,503,796)
Dividends	(5,000,000)	—
Purchase of stock options — former employees	—	(493,737)

Net cash (used) by financing activities	(8,390,880)	(5,997,533)

Net increase in cash and cash equivalents	1,509,472	444,673
Cash and cash equivalents at beginning of year	2,370,703	1,926,030

Cash and cash equivalents at end of year	$3,880,175	$2,370,703

Supplemental disclosure of cash flow information:
Cash paid for interest — primarily to related parties	$3,057,188	$3,192,871

Cash paid for income taxes	$15,000	$10,836

See accompanying notes to financial statements

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Company Operations

VP Acquisition Holdings, Inc. is a Delaware Corporation formed in 2005 to acquire 100% of the outstanding stock of Value Plastics, Inc.; the acquisition was completed effective October 14, 2005. VP Acquisition Holdings, Inc. (the Company) designs, manufactures, and sells a variety of plastic connectors for low-pressure fluid management applications. These products are purchased by a broad spectrum of customers, most notably, the pneumatic control, laboratory instrumentation and medical device industries. The Company’s products are sold throughout the world. The Company does business as Value Plastics, Inc.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all investments with maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Unpaid amounts from customers are reported as accounts receivable. The Company evaluates an allowance for doubtful accounts based upon factors relating to the age of the receivable, customer relations, historic collection results, and judgment by the Company as to the expected collectability of the receivable. The Company generally does not record an allowance for doubtful accounts because of its historic collection results.

The Company records receivables at the amount invoiced to customers denominated in U.S. dollars. The Company does not obtain collateral for its accounts receivable. The Company does not hold any receivables for sale. Interest is not assessed on outstanding receivables.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by a method which approximates the first-in, first-out method. Inventory includes costs of labor and manufacturing overhead.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line basis over estimated useful lives of five to seven years. Leasehold improvements are depreciated over the life of the property lease (12 years).

Advertising

The Company expenses advertising as incurred. For the years ended December 31, 2010 and 2009, the Company incurred approximately $304,000 and $271,000 in advertising expense, respectively.

Research and Development

Research and development costs are expensed as incurred. The Company incurred approximately $673,000 and $627,000 in research and development costs for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

The Company is taxed as a “C” Corporation. Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates as of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statement of income.

The Company’s corporate income tax reporting process began in 2005. All years of the Company’s income tax reporting (since inception in 2005) are open to federal or state examination.

Stock Incentive Plan

The Company established a stock incentive plan in 2005, and accounts for the Plan using the fair value based method.

Dividends are paid to participants in the incentive plan based upon their ratio of vested options to total shares outstanding (including shares represented by the vested options). Payments to participants attributable to vested options are reflected as dividends in the accompanying financial statements.

Reclassification

Certain accounts from the 2009 financial statements have been reclassified to enhance comparability with the 2010 financial statements.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – INTANGIBLE ASSETS AND GOODWILL

The Company’s intangible assets and goodwill primarily originate from the business combination that took place in 2005 when the Company was formed.

Intangible assets consisted of the following as of December 31:

	2010	2009
Amortizing Intangible Assets
Cost
Patents and patent technology	$1,168,950	$639,063
Customer relationships	51,975,777	51,975,777
Loan fees	1,125,000	1,125,000

	54,269,727	53,739,840

Accumulated amortization
Patents and patent technology	194,644	155,644
Customer relationships	27,115,369	21,860,221
Loan fees	863,672	661,590

	28,173,685	22,677,455

Net book value
Patents and patent technology	974,306	483,419
Customer relationships	24,860,408	30,115,556
Loan fees	261,328	463,410

	26,096,042	31,062,385
Non Amortizing Intangible Assets
Trademark and tradename	1,470,648	1,430,000

Net identifiable intangible assets	$27,566,690	$32,492,385

Goodwill	$25,793,248	$25,793,248

The customer relationship intangible asset is amortized using the straight-line method over the estimated economic life of the asset of approximately 10 years. During 2007, the Company completed a small acquisition and the customer relationships acquired in that transaction are amortized over five years.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – INTANGIBLE ASSETS AND GOODWILL (continued)

Loan fees are amortized over the life of the loans, and patents are amortized over 17 years.

Amortization expense related to the acquired intangible assets was approximately $5,496,000 and $5,451,000 for the years ended December 31, 2010 and 2009, respectively.

Future estimated amortization expense related to amortizable identifiable intangible assets is as follows for the years ending December 31:

2011	$5,425,625
2012	5,410,675
2013	5,270,173
2014	5,236,308
2015	4,141,760
Thereafter	611,501

$26,096,042

The goodwill (cost $25,793,248), trademark, and trade name intangible assets are not amortized as they are considered assets with indefinite lives. These assets are subject to impairment analysis which the Company performs on an annual basis.

NOTE 3 – INVENTORIES

Inventories consisted of the following at December 31:

	2010	2009
Raw materials	$236,723	$211,796
Work-in-process	90,788	133,223
Finished goods	2,017,831	1,913,078

	$2,345,342	$2,258,097

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2010	2009
Work in process — product molds	$4,337,525	$4,028,289
Machinery and equipment	3,111,947	2,890,720
Office furniture, equipment, and vehicles	1,865,634	1,686,544
Leasehold improvements	1,102,492	988,899
Work in process — tooling	427,171	160,217

	10,844,769	9,754,669
Less accumulated depreciation	(5,226,530)	(4,005,822)

	$5,618,239	$5,748,847

Depreciation expense was approximately $1,371,000 and $1,267,000 for the years ended December 31, 2010 and 2009, respectively.

NOTE 5 – LONG-TERM DEBT

Long-term debt (due to an owner entity of the Company, American Capital Strategies, Ltd.) consisted of the following at December 31:

	2010	2009
Senior secured Term B notes, quarterly principal payments of $29,750 to $1,029,750 with all unpaid principal and interest due October 2012. Monthly payments of interest at LIBOR plus 4.5% (4.76% and 4.74% at December 31, 2010 and 2009, respectively). The notes contain certain restrictive covenants and penalty for early payment.	$9,503,885	$9,622,886

Senior subordinated notes, monthly payments of interest at 14%. All unpaid principal and interest due October 2013. The notes contain certain restrictive covenants and penalty for early payment. Balance includes paid in-kind interest of 2%.	10,003,838	9,803,193

Junior subordinated notes, monthly payments of interest at 15%. All unpaid principal and interest due October 2014. The notes contain certain restrictive covenants and penalty for early payment. Balance includes paid in-kind interest of 3%.	10,546,291	10,230,731

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – LONG-TERM DEBT (continued)

	2010	2009
Senior secured Term A notes, quarterly principal payments from $318,750 to $850,000, with all unpaid principal and interest due October 2011. Monthly payments of interest at LIBOR plus 4% (4.26% and 4.24% at December 31, 2010 and 2009, respectively). The notes contain certain restrictive covenants.	$—	$3,271,879

	30,054,014	32,928,689
Less current portion	(119,000)	(3,390,881)

	$29,935,014	$29,537,808

The secured and subordinated notes require prepayment in certain instances, including the Company attaining certain cash flow benchmarks. Effectively, all of the assets of the Company and its outstanding stock are collateral for the loans.

Paid-in-kind interest represents interest expense which increases the principal balance of the underlying note, rather than being paid in cash.

The Company also has a revolving facility line of credit for $5,000,000, which expires October 2011. Monthly payment requirements are interest at a variable rate based upon LIBOR plus 4.0%. As of December 31, 2010 and 2009, there were no draws on this line of credit.

Future minimum principal payments on long-term debt are as follows for the years ending December 31:

2011	$119,000
2012	9,384,885
2013	10,003,838
2014	10,546,291

$30,054,014

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – STOCK OPTION PLAN

The Company has established a stock incentive plan. Under this plan, nontransferable options to purchase the Company’s common stock may be granted to eligible employees, officers or board members as determined by the Board of Directors. Options granted under this plan vest over a four-year period (25% after a one-year period from award date, the remaining 75% in 36 monthly installments). The plan limits the maximum number of shares of common stock that may be delivered pursuant to awards granted under this plan to 4,505 shares. The options have a ten year term. No option may be granted to any person who owns more than 10% of the total outstanding stock of the Company.

On October 14, 2005, the Company granted options for a total of 2,251 shares at an exercise price of $1,250 per share to certain key executives of the Company. In 2007, the Company granted an additional option for 360 shares of stock at an exercise price of $1,543. In 2009, the Company granted additional options for 1,398 shares of stock at an exercise price of $1,989.

The Company has adopted the fair value based method to account for its stock option plan. Compensation expense is measured at the grant date based on the value of the award and is recognized over the service period, which is the vesting period. The fair value of the stock options is estimated on the grant date using the Black-Scholes Option-pricing model, based on the medical equipment industry volatility of 24%, zero dividend rate, risk-free interest rate of 4.6% and expected lives of the options of five years. The fair value of the options granted in 2005, 2007 and 2009 was estimated to be approximately $867,000, $163,000, and $681,000, respectively, based on these factors. Total stock based compensation expense was approximately $170,000 and $475,000 for the years ended December 31, 2010 and 2009, respectively.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – STOCK OPTION PLAN (continued)

Shares attributable to the stock incentive plan are summarized as follows for the years ended December 31:

	2010	2009
Outstanding at beginning of year	3,289	2,611
Granted	—	1,398
Exercised	—	(630)
Forfeited	—	(90)

Outstanding at end of year	3,289	3,289

Exercisable at end of year	2,226	1,786

Weighted average exercise price per share of options exercisable at year end	$1,396	$1,292

Weighted average exercise price per share	$1,555	$1,555

NOTE 7 – INCOME TAXES

Deferred income taxes result from temporary differences between the recognition of expenses for financial statements and income tax returns of the Company. The primary components of the Company’s deferred tax assets as of December 31, 2010 and 2009, respectively, are described below.

	2010	2009
Deferred tax assets:
Inventory	$85,108	$88,086
Employee compensation	409,477	327,210
Other liabilities	58,851	—
Net operating loss carryforward	2,028,992	2,882,942

Total deferred tax assets	2,582,428	3,298,238

Deferred tax liabilities:
Long-term assets	1,248,753	884,562

Total deferred tax liabilities	1,248,753	884,562

Net deferred tax asset	$1,333,675	$2,413,676

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – INCOME TAXES (continued)

Provision for income tax expense consisted of the following for the years ended December 31:

	2010	2009
Current:
Federal	$—	$6,276
State	—	—

	—	6,276

Deferred:
Federal	993,000	237,000
State	87,000	16,724

	1,080,000	253,724

Total tax expense	$1,080,000	$260,000

Reconciliation of rates:
Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	3.0%	3.0%
Permanent differences	-3.0%	1.3%

Effective income tax rate	34.0%	38.3%

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which net operating losses and reversal of timing differences may offset taxable income. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, management believes it is more likely than not that the Company will realize the benefits of the net operating losses and future tax deductions.

The Company’s net operating loss carryforward for income tax reporting was approximately $5,400,000 at December 31, 2010. The net operating losses begin to expire in the year 2025 for federal and Colorado reporting purposes.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – INCOME TAXES (continued)

The Company is subject to income taxes in the State of Colorado. In 2010, the State of Colorado determined that utilization of corporate net operating loss deductions will be limited to $250,000 annually for the years 2011-2014. The State of Colorado will extend the expiration date of the net operating loss for each year that the deferral is effective.

The State of Colorado net operating loss limitation does not impact the Company’s deferred income taxes as of December 31, 2010, but may require cash tax payments in 2011 – 2014 that would have been deferred.

NOTE 8 – RETIREMENT PLAN

The Company has adopted a 401(k) retirement plan for its employees. The plan covers all employees who are at least 21 years of age. The Company’s contribution is based on matching 50% of the first 3% of employee salary. The Company’s contributions for the years ended December 31, 2010 and 2009, were approximately $93,000 and $83,000 respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company is primarily owned by American Capital Strategies, Ltd. and its affiliates (ACS). ACS is an investment company and owns all or part of numerous companies. Because of the existence of the control capability of ACS, the operating results and financial position of the Company could be significantly different than if the Company were autonomous.

During 2008, the Company entered into a management agreement with ACS that it will pay ACS $450,000 of management fees annually and certain investment banking fees as incurred. The agreement will continue for as long as ACS has an investment in the Company’s debt or equity securities.

For the years ended December 31, 2010 and 2009, the Company incurred approximately $500,000 in administrative and management fee expense to ACS. The Company incurred approximately $25,000 of bank and line of credit fees with ACS for each of the years ended December 31, 2010 and 2009.

The Company is financed primarily by ACS (see NOTE 5). Virtually all of the interest expense incurred and paid by the Company for the years ended December 31, 2010 and 2009, is attributable to the obligations due to ACS.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 10 – OPERATING LEASE COMMITMENTS

The Company entered into a 12-year lease in 2005 for its facility. The lease requires monthly payments of $39,839 with scheduled increases every two years; the Company recognizes rent expense on the straight-line basis over the term of the lease. In addition, the Company is responsible for property taxes, maintenance, insurance and operating costs of the facility. The lease matures October 2017, although the term may be extended for up to 15 years at the option of the Company.

Total future minimum rental payments under the facility lease are as follows for the years ending December 31:

2011	$463,514
2012	478,068
2013	482,051
2014	497,184
2015	501,329
Thereafter	926,435

$3,348,581

Total rent expense applicable to the facility lease was approximately $470,000 for each of the years ended December 31, 2010 and 2009.

NOTE 11 – SUBSEQUENT EVENTS

On August 26, 2011 the Company was acquired by Nordson Corporation for approximately $258,000,000 in cash. In connection with this transaction, all outstanding long-term debt of the Company was extinguished. The Company has evaluated subsequent events through November 2, 2011, the date the audited financial statements were issued.